Exhibit 10.42
AMENDMENT NO. 2
TO THE NORTH AMERICAN COAL CORPORATION
DEFERRED COMPENSATION PLAN FOR MANAGEMENT EMPLOYEES
(As Amended and Restated as of December 1, 2007)
          The North American Coal Corporation hereby adopts this Amendment No. 2 to The North American Coal Corporation Deferred Compensation Plan for Management Employees (As Amended and Restated as of December 1, 2007) (the “Plan”), to be effective January 1, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
          Section 2.12 of the Plan is hereby deleted in its entirety without renumbering the remaining provisions of Article II.
Section 2
     Section 2.19 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.19 ROTCE shall mean the consolidated return on total capital employed of NACCO as determined by NACCO for a particular Plan Year.”
Section 3
          Section 2.20 of the Plan is hereby deleted in its entirety without renumbering the remaining provisions of Article II.
Section 4
     Section 4.02(b) of the Plan is hereby amended in its entirety to read as follows:
               “(b) Earnings Applicable to Covered Employees. Except as otherwise described in the Plan, for periods on and after January 1, 2010, at the end of each calendar month during a Plan Year, all Sub-Accounts of the Covered Employees shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by 5%. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year exceeds the rate credited under the preceding sentence to the Excess Profit Sharing Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account, such Sub-Accounts shall retroactively be credited with the excess (if any) of (i) the amount determined under the preceding sentence over (ii) the amount determined by multiplying the Participant’s average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly. This ROTCE calculation shall be made during the month in which the Participant incurs a Termination of Employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by NACCO. For any subsequent month following such Termination, such ROTCE calculation shall not apply.”
EXECUTED this 10th day of November, 2009.

THE NORTH AMERICAN COAL CORPORATION
By:	/s/ Charles A. Bittenbender
Title: Assistant Secretary

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